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                                                                   EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated July 2, 1999 included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 17, 1999 (except with respect to the matters discussed in Note 2, as to which the date is August 20, 1999) included in the Tenneco Inc. Current Report on Form 8-K dated August 20, 1999, and to all references to our Firm included in this registration statement.






                                           ARTHUR ANDERSEN LLP


Houston, Texas
September 10, 1999